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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4, Amendment No. 1, and related Prospectus of World Access, Inc. and subsidiaries for the registration of its common stock and to the incorporation by reference therein of our report dated March 10, 2000, with respect to the consolidated financial statements of Long Distance International, Inc. included in the World Access, Inc. and subsidiaries Current Report (Form 8-K/A) dated August 4, 2000, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


West Palm Beach, Florida
August 4, 2000